AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


                  AMENDMENT NO. 1, dated as of May 15, 1998, to AGREEMENT AND PLAN OF MERGER, dated as of the 9th day of October, 1997 (the "Agreement and Plan Of Merger"), by and between River Asset Sub, Inc., a Delaware corporation ("River Asset Sub"), and River Distribution Sub, Inc., a Delaware corporation ("River Distribution Sub").

                              Preliminary Statement

                  River Asset Sub and River Distribution Sub have entered into the Agreement and Plan of Merger which provides, among other things, that River Distribution Sub will merge with and into River Asset Sub with River Asset Sub as the surviving corporation of the merger and that the directors of River Distribution Sub immediately prior to the effective time of the merger shall be the directors of the surviving corporation, and that each of such directors will hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of surviving corporation, until their respective successors shall be duly elected or appointed and qualified. The parties hereto desire to amend certain provisions of the Agreement and Plan of Merger.

                  Accordingly, the parties hereto agree as follows:


1.                Definitions.

                  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement and Plan of Merger.

2.                Amendment to Agreement and Plan of Merger.

                  Effective as of the date hereof, the Agreement and Plan of Merger is hereby amended pursuant to Section 3.3 thereof by substituting the following Section 2.3(c) for Section 2.3(c) contained in the Agreement and Plan of Merger at the time of the execution and delivery thereof:

                           "(c) Directors and Officers of Surviving Corporation.
                  The directors of River Distribution Sub immediately prior to the Effective Time shall be the directors of Surviving Corporation and shall be classified as follows:

                    Name of Director             Class             Term Expires
                    Robin Chandler Duke           III               1999

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                    Robert N. Flint               III               1999
                    William D. Hassett            II                2000
                    Jerome R. McDougal            II                2000
                    Edward V. Regan               I                 1998

                  and the officers of River Distribution Sub immediately prior to the Effective Time shall be the officers of Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified."

3. Reference to and Effect on the Agreement and Plan of Merger.

                  (a) On and after the date hereof each reference in the Agreement and Plan of Merger to "this Agreement", "hereunder", "hereof", "herein", "thereof" or words of like import shall mean and be a reference to the Agreement and Plan of Merger as amended hereby.

                  (b) Except as expressly amended by this Amendment No. 1, the Agreement and Plan of Merger shall remain in full force and effect and is hereby ratified and confirmed.

 4.               Governing Law.

                  This Amendment No. 1 and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

5.                Counterparts.

                  This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                  [End of Text]


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                  IN WITNESS WHEREOF, each of River Distribution Sub and River
Asset Sub has caused this Amendment No. 1 to be executed by its respective officers thereunto duly authorized, all as of the date first above written.

                                         River Distribution Sub, Inc.


                                         By: /s/ Jerome R. McDougal
                                             ----------------------------------
                                         Name: Jerome R. McDougal
                                         Title: Chairman, Pres. & CEO

                                         River Asset Sub, Inc.


                                         By: /s/ Jerome R. McDougal
                                             ----------------------------------
                                         Name: Jerome R. McDougal
                                         Title: Chairman, Pres. & CEO




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